UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported):	April 18, 2006

TAUBMAN CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-11530	38-2033632
(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 East Long Lake Road, Suite 300,
Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(248) 258-6800

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    OTHER EVENTS.

        On April 18, 2006, Taubman Centers, Inc. (the “Company”) issued a Notice of Redemption (the “Notice of Redemption”) to the holders of its Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), notifying such holders that the Company will redeem all of the outstanding shares of Series A Preferred Stock on May 18, 2006 for an aggregate cash redemption price of $113.0 million, plus accrued and unpaid dividends to the redemption date. The Series A Preferred Stock will be redeemed using the proceeds of a $113.0 million private preferred equity issuance.

         On April 18, 2006, the Company issued a press release regarding the Notice of Redemption, which is attached as Exhibit 99.1 and incorporated herein by reference. On such date, the Company also issued a related press release providing notice of the declaration by the Company’s Board of Directors of an early dividend on its Series G Cumulative Redeemable Preferred Stock and Series H Cumulative Redeemable Preferred Stock, respectively, which is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following Exhibits are filed with this report:

Exhibit 99.1 99.2	Description

Press release, dated April 18, 2006, relating to the Notice of Redemption for the Company's Series A Preferred Stock.

Press release, dated April 18, 2006, relating to the early dividends declared on the Company's Series G Preferred Stock and Series H Preferred Stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2006	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne

Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 99.2	Description

Press release, dated April 18, 2006, relating to the Notice of Redemption for the Company's Series A Preferred Stock.

Press release, dated April 18, 2006, relating to the early dividends declared on the Company's Series G Preferred Stock and Series H Preferred Stock.